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                                                                     EXHIBIT 4.5
                                                                       CONFORMED

                     FIRST AMENDMENT TO AMENDED AND RESTATED
                                 LOAN AGREEMENT

         THIS FIRST AMENDMENT TO AMENDED AND RESTATED LOAN AGREEMENT (THE "FIRST AMENDMENT") is made as of the 1st day of February, 1997, by and among DUR-O-WAL, INC., a Delaware corporation, with its principal place of business at 3115 N. Wilke Road, Suite A, Arlington Heights, Illinois 60004 (the "Borrower"), and BANK ONE, DAYTON, N.A. ("Bank One") in its individual capacity and as Bank Agent, with its principal place of business at Kettering Tower, P.O. Box 1103, Dayton, Ohio 45401-1103, BANK OF AMERICA ILLINOIS ("BOA") in its individual capacity, an Illinois banking corporation with an office located at 231 South LaSalle Street, Chicago, Illinois 60697, and BANK OF AMERICA ILLINOIS in its capacity as Collateral Agent, an Illinois banking corporation with an office located at 231 South LaSalle Street, Chicago, Illinois 60697.

                                    RECITALS
                                    --------

         A. As of June 17, 1996, the Borrower, Bank One, and BOA entered into an Amended and Restated Loan Agreement (the "Amended and Restated Loan Agreement").

         B. The parties intend to modify the Amended and Restated Loan Agreement by the execution of this First Amendment so as to modify Section 2.1(d) of the Amended and Restated Loan Agreement

         C. Capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms as set forth in the Amended and Restated Loan Agreement.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth, the parties agree as follows:

         1. RECITALS. The Recitals set forth above are incorporated herein by reference the same as if set forth verbatim.

         2. AMENDMENT. Section 2.1(d) of the Amended and Restated Loan Agreement is amended and restated as follows:

              2.1(d) Subject to Section 2.1(f) below, the Bank will advance the Revolving Credit Loan in the maximum aggregate amount of Five Million Dollars ($5,000,000) to Borrower based on Borrower's Eligible Accounts Receivable or Eligible Inventory and the Overadvance Amount. Subject to Section 2.1(f), the amounts of


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such Advances outstanding at any one time shall in no event be greater than the sum of (i) eighty-five percent (85%) of Borrower's Eligible Accounts Receivable and (ii) sixty percent (60%) of Borrower's Eligible Inventory, provided, however, that Advances against Eligible Inventory shall not exceed Two Million Dollars ($2,000,000).

         3. WAIVER. For Borrower's fiscal year ending December 31, 1996, the Banks' acknowledge that the Borrower has received Advances against Eligible Inventory in excess of the One Million Dollars ($1,000,000) limitation set forth in Section 2.1(d) of the Amended and Restated Loan Agreement and, solely for Borrower's fiscal year ending December 31, 1996, the Banks' waive such non-compliance by Borrower.

         4. GENERAL. Except as modified by this the First Amendment, the Amended and Restated Loan Agreement remains in full force and effect.

         IN WITNESS WHEREOF, the Borrower and the Banks have caused this First Amendment to be duly executed by their respective officers thereunto duly authorized as of the 1st day of February, 1997.

                                             DUR-O-WAL, INC.

                                             By /s/ RICHARD L. BRASWELL
                                               Name: Richard L. Braswell
                                               Title: Vice President-Finance

                                             BANK ONE, DAYTON, N.A. (in its
                                             individual capacity and as
                                             Bank Agent)

                                             By /S/ PAUL HARRIS
                                                Name: Paul Harris
                                                Title: Vice President &
                                                       Dept. Mgr.

                                             BANK OF AMERICA ILLINOIS (in its
                                             individual capacity)

                                             By /s/ JOHN E. MANKUS
                                               Name: John E. Mankus
                                               Title: Vice President

                                             BANK OF AMERICA ILLINOIS (in its
                                             capacity as Collateral Agent)

                                             By /S/ DAVID A.JOHANSON
                                                Name: David A. Johanson
                                                Title: Vice President

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